EXHIBIT 10.1

                                    AGREEMENT
                                    ---------

This agreement (the "Agreement") is dated as of June 23, 2004 by and between American International Industries, Inc., a Nevada corporation ("AII"), and SurgiCare, Inc., a Delaware corporation ("SurgiCare").

WHEREAS, SurgiCare has entered into an Amended and Restated Stock Subscription Agreement dated as of February 9, 2004 (as from time to time in effect, the "Stock Subscription Agreement") with Brantley Partners IV, L.P. ("Brantley"), pursuant to which Brantley will make an equity investment in SurgiCare (the "Financing");

WHEREAS, it is a condition to the closing of the Financing that SurgiCare file an amended and restated certificate of incorporation (the "Amended Charter") which, among other things, will effect a reclassification and a reverse split of SurgiCare's common stock, $0.005 par value per share ("SurgiCare Common"), into Class A Common Stock, $0.001 par value per share ("Class A Common");

WHEREAS, AII owns 900,000 shares of the Series AA Redeemable Preferred Stock, $0.001 par value per share, of SurgiCare (the "Series AA Shares"), constituting all of the issued and outstanding Series AA Shares;

WHEREAS, the Series AA Shares have a liquidation preference of $5.00 per share or $4,500,000 in the aggregate;

WHEREAS, SurgiCare wishes to eliminate the preference of the Series AA Shares;

WHEREAS, in consideration of the elimination of such preference, AII and SurgiCare have agreed to amend the terms of the Series AA Shares to provide, among other things, for an automatic conversion of the Series AA Shares into 8,750,000 shares of SurgiCare Common (such shares, collectively with any shares of Class A Common into which such shares are reclassified, the "Common Shares") upon the later to occur of (x) approval of the listing of the Common Shares by the American Stock Exchange LLC, NASDAQ or another nationally-recognized stock exchange or trading system or (y) the consummation of the transactions contemplated by Section 6.1 hereof (the date on which such conversion occurs being referred to herein as the "Automatic Conversion Date"); and

WHEREAS, also in consideration of the elimination of such $4,500,000 preference, AII and SurgiCare also have agreed to provide for certain arrangements with respect to certain parcels of real property owned by SurgiCare set forth in
Section 6.1 hereof;

NOW, THEREFORE, for good and valuable consideration, the receipt which is hereby acknowledged and accepted, the parties agree as follows:
FILING OF AMENDED CERTIFICATE OF DESIGNATION. As promptly as possible following the execution and delivery of this Agreement, SurgiCare will file an amendment to the Certificate of Designation of the Series AA Shares in substantially the form attached hereto as Exhibit A. AII hereby consents to such filing and amendment.
REPRESENTATIONS AND WARRANTIES OF AII. AII represents and warrants to
SurgiCare that: AII has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by AII of this Agreement and the consummation by AII of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AII. AII has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
As of the date hereof, AII has good and marketable title to, and is the sole legal, record and beneficial owner of, the Series AA Shares and all claims in respect thereof.
AII has been advised that, upon issuance, the Common Shares will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, therefore, such Common Shares may not be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. AII is aware that SurgiCare is under no obligation to effect any such registration with respect to such Common Shares or to file for or comply with any exemption from registration. AII is receiving any Common Shares to be acquired by AII upon conversion of the Series AA Shares for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. AII has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, is able to incur a complete loss of an investment, if any, in the securities of SurgiCare and is able to bear the economic risk of such investment for an indefinite period of time. AII is an accredited investor as that term is defined in Regulation D under the Securities Act.
REPRESENTATIONS AND WARRANTIES OF SURGICARE. SurgiCare has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by SurgiCare of this Agreement and the consummation by SurgiCare of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SurgiCare. SurgiCare has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. LOCK-UP. Without the prior written consent of SurgiCare, AII will not, until the earlier of December 31, 2004 or the Automatic Conversion Date, (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber, engage in a Constructive Sale (as defined below) or otherwise dispose of in any manner any of the Series AA Shares, or any interest therein, or offer, consent or agree to do any of the foregoing, (b) directly or indirectly, limit or restrict its right to vote in any manner any of the Series AA Shares (other than as set forth in this Agreement), including without limitation, by the grant of any proxy (revocable or irrevocable), power of attorney or other authorization in or with respect to any Series AA Shares, by depositing any Series AA Shares into a voting trust, or by entering into a voting agreement, or consent or agree to do any of the foregoing, or (c) take any action which would have the effect of preventing or disabling AII from performing its obligations under this Agreement. For purposes of this Agreement, "Constructive Sale" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing. AII agrees and consents to (i) the entry of stop transfer instructions with SurgiCare's transfer agent and register against the transfer of AII's Series AA Shares except in compliance with the foregoing restrictions and (ii) the inclusion of appropriate legends on the certificates representing the Series AA Shares.
PROXIES. Contemporaneously with the execution of this Agreement, AII shall enter into (a) an irrevocable proxy attached hereto as Exhibit B for all Series AA Shares it owns expiring December 31, 2004 and (b) an irrevocable proxy attached hereto as Exhibit C for all the Common Shares expiring with respect to any such Common Shares upon the earlier of (x) the sale thereof by AII in an open market transaction to an unaffiliated third party, (y) 60 days after the record date for the SurgiCare meeting of stockholders to be held in connection with approval of the Financing or (z) December 31, 2004.
REAL PROPERTY TRANSACTIONS. The parties acknowledge that: (a) SurgiCare owns the following parcels of real property: a 735.66 acre tract of vacant land located on the east side of a shell paved road leading to the Anahuac National Wildlife Refuge, approximately two miles South of FM 1985, in Chambers County, Texas; a
22.38 acre tract of land located on the east side of US 59 at the Old Humble/Atascocita Road exit, and an adjacent 14.25 acre tract of land on the west side of Homestead Road in Houston, Harris County, Texas; a 22,248 square foot tract of land located on the northeast corner of Almeda Road and Riverside Drive, in Houston, Harris County, Texas; four tracts of land totaling
26.856 acres located on the southeast, northwest, and northeast corners of Airport Boulevard and Sims Bayou and east side of 4th Street south of Airport Boulevard in Houston, Harris County, Texas; and a 12.216 net acre tract of land located on the southwest corner of Airport Boulevard and Sims Bayou, Houston, Harris County, Texas (collectively, the "Owned Properties"); (b) SurgiCare has entered into contracts (the "Contracts") to sell certain of the Owned Properties (the "Contracted Parcels") to certain third parties (the "Purchasers"); and (c) SurgiCare and certain of its officers and affiliates are currently subject to or threatened with Claims (as defined below) with respect to the Contracted Parcels (the "Pending Claims"). SurgiCare agrees to use its reasonable best efforts to cause the American Stock Exchange LLC, NASDAQ or another nationally-recognized stock exchange or trading system, to approve the listing of the Common Shares, subject to notice of issuance, on or before July 30, 2004. As soon as reasonably practicable after SurgiCare gives notice to AII that the listing of the Common Shares has been approved, subject to notice of issuance, by the American Stock Exchange LLC, NASDAQ or another nationally-recognized stock exchange or trading system (but in any event on or prior to the later of (i) July 16, 2004 or (ii) two business days after the provision of such notice)), (x) AII will arrange for the assumption, refinancing or purchase of the mortgages encumbering the Owned Properties, (y) AII will assume SurgiCare's obligations under the Contracts, and
(z) AII will pay SurgiCare an amount in cash equal to $250,000; PROVIDED, HOWEVER, if the consummation of the transactions contemplated by this sentence is delayed as a result of a failure by SurgiCare to reasonably cooperate with AII in connection with such transactions, AII will not be deemed in breach of its obligations under this sentence during the period of such failure to cooperate. Upon and simultaneous with compliance in full by AII with its obligations set forth in the preceding sentence, (i) SurgiCare will transfer the Owned Properties to AII and (ii) AII will have no further obligations regarding
(a) the land resale guarantee set forth in Section 2.2 of the Agreement dated December 11, 2002 between AII, Texas Real Estate Enterprises, Inc., MidCity Houston Properties, Inc., IDC, and Daniel Dror and SurgiCare (the "December Agreement") or (b) the Indemnification Agreement referenced in Section 4.1 of the December Agreement.
AII to the fullest extent permitted by applicable law shall indemnify and hold harmless SurgiCare and its officers, directors and affiliates (the "Indemnified Parties") from and against any and all Losses (as defined below) suffered, incurred or sustained by the Indemnified Parties or to which any of the Indemnified Parties becomes subject, resulting from, arising out of or relating to the Pending Claims and any other Claim to which any of the Indemnified Parties is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in (it being understood that except as provided in Section 6.4 with respect to Expenses (as defined below), reimbursements of any such Losses shall be made as soon as practicable but in any event no later than 15 days after written request (a "Claim Notice") is made to AII accompanied by supporting documentation). SurgiCare shall give AII written notice of any Claim (accompanied by such reasonable supporting documentation as may be in SurgiCare's possession) as soon as practicable after SurgiCare becomes aware thereof; provided that the failure of SurgiCare to give such notice shall not relieve AII of its indemnification obligations under this Agreement, except to the extent that such failure materially prejudices the rights of AII.
In the case of the commencement of any action against the Indemnified Parties in respect of which the Indemnified Parties may seek indemnification from AII hereunder, AII will be entitled to participate therein, including, without limitation, the negotiation and approval of any settlement of such action and, to the extent that AII may wish to assume the defense thereof, with counsel reasonably satisfactory to SurgiCare, and after notice from AII to SurgiCare of AII's election so to assume the defense thereof, together with AII's written acknowledgement and agreement that it will fully indemnify the Indemnified Parties under the terms of this Agreement with regard to such Claim, AII will not be liable to the Indemnified Parties under this Agreement for any Expenses subsequently incurred by the Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation and preparation therefor (including, without limitation, appearing as a witness and reasonable fees and expenses of legal counsel in connection therewith). If in any action for which indemnity may be sought hereunder AII shall not have timely assumed the defense thereof with counsel reasonably satisfactory to SurgiCare, or

SurgiCare shall have been advised by counsel that it would constitute a conflict of interest for the same counsel to represent both the Indemnified Parties and AII in such action, or if the Indemnified Parties may have separate or additional defenses with regard to such action, the Indemnified Parties shall have the right to employ counsel for the Indemnified Parties reasonably satisfactory to AII in such action, in which event AII shall reimburse the Indemnified Parties for all reasonable legal fees and expenses incurred by the Indemnified Parties in connection with the defense thereof. AII shall in no event be liable for any settlement of any action effected without its prior written consent (which consent shall not be unreasonably withheld, delayed and conditioned). AII shall not settle any Claim in any manner that would impose any expense, penalty, obligation or limitation on the Indemnified Parties, or would contain language other than a recitation of any amounts to be paid in settlement, the fact of the settlement or the underlying claim relating to the settlement, that could be viewed, in the sole discretion of SurgiCare, as an acknowledgement of wrongdoing on the part of the Indemnified Parties or as detrimental to the reputation of the Indemnified Parties, without SurgiCare's prior written consent.
The Indemnified Parties' right to indemnification in this Section 6 shall include the right of the Indemnified Parties to be advanced by AII any Expenses incurred in connection with any Claim as such Expenses are incurred by the Indemnified Parties.
For purposes of this Section 6, (a) a "Claim" means any threatened, pending or completed civil action, suit or proceeding instituted against any Indemnified Party by any Purchaser, or any affiliate of any Purchaser, in connection with or related to the Contracts or the Contracted Parcels, (b) "Expenses" means all reasonable attorney's fees and all other reasonable fees, costs, expenses and obligations paid or incurred in connection with investigating, defending or participating, or preparing to defend or participate in, any Claim, and (c) "Loss" means any and all damages, judgments, fines, penalties, amounts paid or payable in settlement, deficiencies, losses and Expenses (including all interest, assessments, and other charges paid or payable in connection with or respect of such Losses).


STATUS OF COMMON SHARES. The parties agree that the Common Shares issued to AII on the Automatic Conversion Date upon conversion of the Series AA Shares shall be deemed to have the holding period for purposes of Rule 144 under the Securities Act commencing June 4, 2002, the date that the Series AA Shares were originally acquired by AII. The parties further agree that, assuming AII and its affiliates do not acquire any additional shares of capital stock of SurgiCare (other than the Common Shares issued upon conversion of the Series AA Shares) after the date of this Agreement, immediately following the later of (a) the Automatic Conversion Date and (b) the closing of the Financing, AII will not be deemed an affiliate of SurgiCare. Upon the request of AII following the later of
(a) the Automatic Conversion Date and (b) the closing of the Financing, assuming AII and its affiliates have not acquired any additional shares of capital stock of SurgiCare (other than the Common Shares issued upon conversion of the Series AA Shares) after the date of this Agreement, SurgiCare will promptly instruct its transfer agent and request its counsel to render a legal opinion that any legend on the certificates evidencing the 8,750,000 shares of SurgiCare Common issued to AII upon conversion of the Series AA Shares that restricts the transfer thereof because such shares are "restricted securities" pursuant to Rule 144 under the Securities Act be removed, and that such shares may be sold by AII under Rule 144(k) as a non-affiliate of SurgiCare.
GENERAL OBLIGATIONS.
At any time and from time to time, the parties agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement. Without limiting the terms and provisions hereof, since a breach of the provisions of this Agreement could not adequately be compensated by money damages, the parties shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement; and in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.
This Agreement and the exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements among them concerning such subject matter.

This Agreement may be amended or modified only by a written instrument duly executed by each of the parties hereto.
Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by personal delivery or by overnight delivery or mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the signature pages to this Agreement. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of mailing (or comparable act), except for a notice changing a party's address, which will be deemed given at the time of receipt thereof. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the board of directors or by an officer of the waiving party.
The provisions of this Agreement shall be binding upon and inure to the benefit of each party's respective successors, assigns, heirs, and personal representatives.
This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.
The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflict of laws. Each of the parties agrees that any action brought between the parties may be brought in the state or federal courts located in Harris County, Texas, and in no other place unless the parties expressly agree in writing to waive this requirement or it is consolidated into another action related hereto. Each of the parties consents to jurisdiction in that location and waives their right to a trial by jury. Each of the parties will bear all of its own legal, accounting, investment banking, and other expenses incurred in connection with this Agreement.
The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. No rule of strict construction will be applied against any party. Any reference to a federal, state, local or foreign statute or law will be deemed to also refer to all rules and regulations as promulgated, unless the context requires otherwise. Thus, use of the word "including" in this Agreement is intended by the parties to be by way of example rather than limitation.
The exhibits identified in this Agreement are incorporated by reference and made a part of this Agreement.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

AII INTERNATIONAL INDUSTRIES, INC.


By:/S/DANIEL DROR
-----------------
Name: Daniel Dror, Chief Executive Officer
Address: 601 Cien Street
           Kemah, TX  77565


SURGICARE, INC.


By:/S/ KEITH LEBLANC
--------------------

Name: Keith LeBlanc, Chief Executive Officer
Address: 12727 Kimberley Lane,
           Suite 200
           Houston, TX  77024



                          [Signature page to Agreement]

                                                                       Exhibit A


                       AMENDED CERTIFICATE OF DESIGNATION,
                        POWERS, PREFERENCES AND RIGHTS OF
                      SERIES AA REDEEMABLE PREFERRED STOCK
                            PAR VALUE $.001 PER SHARE
                                       OF
                                 SURGICARE, INC.

         (FORMERLY TECHNICAL COATINGS, INC., INCORPORATED JULY 20, 1984)
                                   ----------
                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                                   ----------

     IT IS HEREBY CERTIFIED that:

     1. The name of the company (hereinafter called the "Corporation") is SurgiCare, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.
     2. The Amended and Restated Certificate of Incorporation of the Corporation authorizes the issuance of Twenty Million (20,000,000) shares of Preferred Stock, par value $.001 per share ("Preferred Stock"), and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.
     3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, has adopted the resolutions set forth below creating the Series AA Redeemable Preferred Stock:
     RESOLVED, that Nine Hundred Thousand (900,000) shares of the Twenty Million (20,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series AA Redeemable Preferred Stock, $.001 par value per share, and shall possess the rights and preferences set forth below:
     SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall have a par value of $.001 per share and shall be designated as Series AA Redeemable Preferred Stock (the "Series AA Preferred Stock"), and the number of shares constituting the Series AA Preferred Stock shall be Nine Hundred Thousand (900,000).
     SECTION 2. RANK. The Series AA Preferred Stock shall be pari passu with the Series A Preferred Stock of the Corporation and with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series AA Preferred Stock ("Parity Securities") in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

     SECTION 3. LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of shares of Series AA Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Amended and Restated Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of Five Dollars ($5.00), plus all accrued or declared and unpaid dividends on such share, for each share of Series AA Preferred Stock then held by such Holders. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series AA Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series AA Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders of the Series AA Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Amended and Restated Certificate of Incorporation and any certificate(s) of designation relating thereto. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

     (b) Upon the completion of the distribution required by Section 3(a), if assets remain in the Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Amended and Restated Certificate of Incorporation including any duly adopted certificate(s) of designation.

     SECTION 4. CONVERSION OF SERIES AA PREFERRED STOCK. The Series AA Preferred Stock may be converted as set forth in this Section 4:

     (a) On the Automatic Conversion Date (as defined in the Agreement dated as of June 23, 2004 by and between American International Industries, Inc., a Nevada corporation, and the Corporation (the "Agreement")), each outstanding share of Series AA Preferred Stock shall automatically convert into a number of fully-paid and non-assessable shares of Common Stock, $0.005 par value per share, of the Corporation ("Common Stock") equal to 8,750,000 divided by 900,000, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

     (b) If the Automatic Conversion Date has not occurred, the Corporation shall have the option to convert the 900,000 outstanding shares of Series AA Preferred Stock into fully-paid and non-assessable shares of Common Stock in the manner and subject to the conditions provided for in this Section 4(b) and
Section 4(c) hereof. No payment or adjustment to the number of shares of Common Stock issuable upon conversion of one share of Series AA Preferred Stock shall be made on account of any stock split, subdivision, reclassification, issue or sale of any capital stock of the Corporation or other event. The Corporation may convert up to and including Three Hundred Thousand (300,000) shares of the Series AA Preferred Stock of the Corporation to Common Stock on each of the following three dates: July 30, 2004, June 4, 2005 and June 4, 2006 (the "Optional Conversion Dates"). Any conversion shall be proportionate among the Holders based on the number of Shares held by each on the Optional Conversion Date. If the Corporation exercises its option to convert any shares pursuant to this Section 4(b), it shall convert each such share to the number of shares of Common Stock determined by the following formula: $5.00 divided by the value of the Common Stock on the relevant Optional Conversion Date or $0.41, whichever is greater. For the purposes of this Section 4, the value of Common Stock on the relevant Optional Conversion Date shall be determined by the average closing price of the stock on the twenty (20) trading days immediately preceding the Conversion Date.

     (c) Each option to convert shares on a particular Optional Conversion Date may be exercised at any time prior to the Optional Conversion Date up to but not later than fifteen (15) days before the Conversion Date (or, if the Optional Conversion Date shall be July 30, 2004, such notice may be given at any time on or prior to the Optional Conversion Date). To exercise an option to convert, the Corporation shall deliver or fax a copy of a notice of conversion ("Notice of Conversion") to each Holder of shares being converted at its address as it shall appear on the records of the Corporation, which notice shall identify the Holder of the shares to be converted, the date of conversion, the number of shares of Series AA Preferred Stock to be converted, and a statement of the number of shares of Common Stock issuable upon such conversion. The Corporation shall also deliver or fax a copy of a Notice of Conversion if an automatic conversion occurs pursuant to Section 4(a) above. If the Corporation exercises any option to convert or if an automatic conversion occurs pursuant to
Section 4(a) above, the Holder shall no later than three (3) business days after receipt of the notice of conversion surrender to a common courier for either overnight or two (2) day delivery to the office of the Corporation or the Transfer Agent, the original certificates representing the Series AA Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock (or Class A Common, as applicable) issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the Transfer Agent as provided above, or the Holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed, subject to the requirements of subsection 4(c)(i) below.

     (i) Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series AA Preferred Stock, and in the case of loss, theft or destruction, indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificates, if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificates of like tenor and date. The Corporation, however, shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if such Series AA Preferred Stock has been converted into Common Stock or Class A Common.

     (ii) The Corporation no later than 6:00 p.m., Houston, Texas time, on the third (3rd) business day after receipt by the Corporation or its Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted and after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required, shall issue and surrender to a common courier for either overnight or, if delivery is outside the United States, two (2) day delivery to the Holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock or Class A Common to which the Holder shall be entitled as aforesaid.

     (iii) The person or persons entitled to receive the shares of Common Stock or Class A Common issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock or Class A Common on the Automatic Conversion Date or the Optional Conversion Date, as applicable.

     SECTION 5. REDEMPTION BY THE CORPORATION.

     The Corporation shall have the following option (and, in certain circumstances, obligation) to redeem the Series AA Preferred Stock, if the Automatic Conversion Date has not occurred:
     (a) The Corporation shall have the option (and, in the event that such shares are not converted pursuant to Section 4, the Corporation shall have the obligation) to redeem the 900,000 outstanding shares of Series AA Preferred Stock in the manner and subject to the conditions provided for in this Section
5. The Corporation may (and, in the event that such shares are not converted pursuant to Section 4, the Corporation shall) redeem up to and including Three Hundred Thousand (300,000) shares of the Series AA Preferred Stock of the Corporation on each of the three Optional Conversion Dates. Any redemption shall be proportionate among the Holders based on the number of Shares held by each on the Optional Conversion Date. If the Corporation exercises its option (or is required) to redeem any shares pursuant to this Section 5, it shall redeem each such share for $5.00 per share.

     (b) If less than all of the outstanding shares of Series AA Preferred Stock are to be redeemed, such shares shall be redeemed pro rata or by lot as determined by the Corporation in its sole discretion. The Corporation may elect to redeem shares of Series AA Preferred Stock in the order in which they would otherwise be converted, i.e., the Corporation may elect to redeem shares convertible on the anniversary date immediately following the giving of the notice or to any other shares. If the notice of election to redeem shares does not specify to which shares it shall apply, it shall apply to the Series AA Preferred Stock shares in the order in which they would otherwise be converted.

     (c) Each option to redeem shares on a particular Optional Conversion Date may be exercised at any time prior to the relevant Optional Conversion Date up to but not later than fifteen (15) days before the Optional Conversion Date (or, if the Optional Conversion Date shall be July 30, 2004, such notice may be given at any time on or prior to the Optional Conversion Date). To exercise an option to redeem, the Corporation shall deliver or fax a copy of a notice of redemption ("Notice of redemption ") to each Holder of shares being redeemed at its address as it shall appear on the records of the Corporation, which notice shall identify the Holder of the shares to be redeemed, the date of redemption, and the number of shares of Series AA Preferred Stock to be redeemed The Corporation may act as the transfer agent for the Series AA Preferred Stock.

     (d) Prior to the date on which there shall have been a public distribution of the Preferred Stock, the Corporation may act as the redemption agent to redeem the Preferred Stock. Thereafter the Corporation shall appoint as its agent for such purpose a recognized stock transfer agent, which may be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof, and may appoint any one or more additional such agents. The Corporation or such bank or trust company is hereinafter referred to as the "Redemption Agent." Following such appointment and prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least five (5) business days after the Redemption Date, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders.

     (e) If notice of redemption shall have been mailed as hereinbefore provided, and the Corporation shall not default in the payment of the Redemption Price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the Redemption Date. If the Corporation shall default in making payment or delivery as aforesaid, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this Designation until and including the date prior to the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Preferred Stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder. The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the Preferred Stock entitled thereto at the expiration of two (2) years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

     SECTION 6. VOTING RIGHTS. In addition to any special voting rights expressly provided by the General Corporation Law of Delaware, and until each such share is converted into a share of Common Stock or Class A Common, Holders of Series AA Preferred Stock shall be entitled to vote on matters to be voted on by the stockholders of the Corporation, and shall be entitled to one (1) vote for each such share held by them, respectively, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the Holders of shares of Series AA Preferred Stock have the right to vote separately as a class, such Holders shall be entitled to one (1) vote for each such share held by them respectively.

     SECTION 7. PROTECTIVE PROVISIONS.

     (a) So long as shares of Series AA Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval by vote or written consent, as provided by the General Corporation Law of Delaware of the Holders of at least a majority of the then outstanding shares of Series AA Preferred Stock alter or change the rights, preferences or privileges of the Series AA Preferred Stock or any Senior Securities so as to affect adversely the Series AA Preferred Stock. In the event Holders of at least a majority of the then outstanding shares of Series AA Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series AA Preferred Stock, pursuant to subsection (a) above, so as to affect adversely the Series AA Preferred Stock, then the Corporation will mail notice of such approved alteration or change to the Holders of the Series AA Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days immediately following the date the notice was mailed to convert pursuant to the terms of this resolution of Designation as they exist prior to such alteration or change or continue to hold their shares of Series AA Preferred Stock subject to the approved alteration or change of the rights, preferences or privileges of the Series AA Preferred Stock.

     (b) If at any time or times the Corporation shall issue shares of Series AA Preferred Stock not designated herein or Series A Redeemable preferred stock not issued and outstanding as of the date hereof, each Holder (i.e., holder of Series AA Preferred Stock) shall be entitled to receive additional shares of Series AA Preferred Stock in an amount determined by the following formula: multiply the number of shares of Series AA Preferred Stock of the Holder immediately prior to the new issuance by the number of shares of Series A and/or Series AA Preferred Stock to be issued and divide the result by the aggregate number of shares of Series A and Series AA Preferred Stock issued and outstanding immediately prior to the new issuance. The rights provided for in this Section 7(b) shall not apply to any shares for which the Series AA Preferred Stock has been converted or any shares which have been redeemed.

     SECTION 8. NOTICES TO SHAREHOLDERS. In the event of:

     (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

     (b) any capital reorganization of the Corporation, any classification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, limited liability company, partnership, whether general or limited, or other person or firm a majority of the equity interests in which shall not be owned by holders of capital stock of the Corporation immediately thereafter, or

     (C) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series AA Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock or other securities shall be entitled to exchange their shares of Common Stock or other securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken. In addition to the foregoing, each holder of Series AA Preferred Stock shall be given, at the same times as holders of Common Stock, all notices of corporate action or proposed corporate action given to holders of Common Stock.

     SECTION 9. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series AA Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Amended and Restated Certificate of Incorporation. The shares of Series AA Preferred Stock shall have no preemptive or subscription rights, except as otherwise expressly provided for herein.

     SECTION 10. HEADINGS. The headings of the various sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     SECTION 11. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series AA Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     SECTION 12. STATUS OF REACQUIRED SHARES. Shares of Series AA Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     SECTION 13. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series AA Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its President this 23rd day of June 2004.

                                        SURGICARE, INC.


                                        By:/S/ KEITH LEBLANC
                                           -----------------
                                        Name: KEITH LEBLANC
                                              -------------
                                        Title: PRESIDENT AND CEO
                                               -----------------

Attest:


By: /s Terry S. Gouin
   ---------------------
Name: Terry S. Gouin
     -------------------
Title: Office Manager/Notary
      ------------------

                                IRREVOCABLE PROXY
                                       OF
                     AMERICAN INTERNATIONAL INDUSTRIES, INC.

Name of Issuer:    SURGICARE, INC.
                ---------------------
Number of Shares of Series AA Preferred Stock:  900,000
                                                -------

The undersigned American International Industries, Inc. (the "Company"), as holder of the shares described above, hereby revokes any previously executed proxies with respect to such shares and appoints Keith LeBlanc as the Company's proxy to attend all shareholders' meetings, vote, execute all consents, and otherwise act for the Company in the same manner and with the same effect as if the Company was personally present until December 31, 2004, in any case as Mr. LeBlanc shall deem appropriate in his sole discretion. Until that time, this proxy shall be irrevocable unless terminated by mutual agreement of the parties.

This proxy is irrevocable and is coupled with an interest as is further described in the Agreement between American International Industries, Inc. and SurgiCare, Inc. dated the date hereof to which this proxy is Exhibit "B".


Dated:   June 23, 2004

AMERCIAN INTERNATIONAL INDUSTRIES, INC.


By:/S/ DANIEL DROR
   ---------------
   Daniel Dror, President

                                IRREVOCABLE PROXY
                                       OF
                     AMERICAN INTERNATIONAL INDUSTRIES, INC.


Name of Issuer:    SURGICARE, INC.
                ----------------------

Number of Shares of Common Stock and Class A Common Stock: ANY AND ALL SHARES RECEIVED UPON CONVERSION OF SERIES AA PREFERRED STOCK IN ACCORDANCE WITH SECTION 4(A) OF THE AMENDED CERTIFICATE OF DESIGNATION, POWERS, PREFERENCES AND RIGHTS OF SERIES AA REDEEMABLE PREFERRED STOCK PAR VALUE $.001 PER SHARE OF SURGICARE, INC.

The undersigned American International Industries, Inc. (the "Company"), as holder of the shares described above, hereby revokes any previously executed proxies with respect to such shares and appoints Keith LeBlanc (or, in the event that Mr. LeBlanc no longer serves as an executive officer of SurgiCare, Inc., such other executive officer of SurgiCare, Inc. as is designated by the board of directors of SurgiCare, Inc.) as the Company's proxy to attend all shareholders' meetings, vote, execute all consents, and otherwise act for the Company in the same manner and with the same effect as if the Company was personally present, in any case as Mr. LeBlanc (or his successor) shall deem appropriate in his sole discretion, until the earlier of (i) such time, if any, that such shares are sold by the Company in open market transactions to third parties unaffiliated with the Company, (ii) 60 days after the record date for the SurgiCare, Inc. meeting of stockholders to be held in connection with approval of the Financing (as defined in the Agreement described below) or (iii) December 31, 2004. Until that time, this proxy shall be irrevocable unless terminated by mutual agreement of the parties.

This proxy is irrevocable and is coupled with an interest as is further described in the Agreement between American International Industries, Inc. and SurgiCare, Inc. dated as the date hereof (the "Agreement") to which this proxy is Exhibit "C".


Dated:   June 23, 2004

AMERCIAN INTERNATIONAL INDUSTRIES, INC.


By:/S/ DANIEL DROR
   ---------------
   Daniel Dror, President